CUSIP No. 82836G102	Schedule 13G	Page 10 of 10 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of SilverBow Resources, Inc., dated as of September 30, 2022, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 30, 2022

POST OAK ENERGY HOLDINGS, LLC

By:	/s/ Philip A. Davidson
Name:	Philip A. Davidson
Title:	Managing Director

POST OAK ENERGY CAPITAL, LP By: Post Oak Energy Holdings, LLC, its general partner

By:	/s/ Philip A. Davidson
Name:	Philip A. Davidson
Title:	Managing Director

POST OAK TRI-C, LLC By: Post Oak Energy Capital, LP, its managing member By: Post Oak Energy Holdings, LLC, its general partner

By:	/s/ Philip A. Davidson
Name:	Philip A. Davidson
Title:	Managing Director